Exhibit 3.3.82

B0999—0890

APPROVED

By	/s/ Illegible
Date	8/2 /74
Amount	3850
35667

457364

ARTICLES OF INCORPORATION

OF

MID-STATES THEATRES, INC.

The undersigned, who is a citizen of the United States, desires to form a corporation for profit, under the General Corporation Act of Ohio, and does hereby certify:

ARTICLE I: The name of said corporation shall be MID-STATES THEATRES, INC. The place in Ohio where its principal office shall be located is Cincinnati, Hamilton County, Ohio.

ARTICLE II: The purpose or purposes for which it is formed are:

(a) To acquire, by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

(b) To acquire by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, coupons, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest issued or created by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities and other political and governmental divisions and subdivisions, or by any combinations, organizations, or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust participation and other certificates of, and receipts evidencing interest in, any such securities.

(c) To erect, purchase, exchange, lease or otherwise acquire, and to equip, maintain and operate, and to

B0999—0891

sell, let, mortgage or otherwise dispose of motion picture theaters, other theaters, play houses, opera houses, concert halls and other places of entertainment and amusement.

(d) To acquire by purchase, lease, exchange or otherwise, to own, hold, use, manage, develop, plat, improve and to sell, lease, mortgage, exchange and otherwise deal in, real estate and any interest or right therein either for its own account or for the account of others; to erect, construct, rebuild, repair, manage and control, lease, buy and sell, any and all kinds of buildings, factories, shops, warehouses, offices, houses, apartment buildings and structures; and to engage generally in the business of operating and leasing real estate of every character and description.

(e) To manufacture, purchase or otherwise acquire, sell, acquire and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

(f) To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell, and otherwise deal in personal property and real property of every kind, character and description, whatsoever and wheresoever situated, and any interest therein.

(g) To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge or otherwise dispose of, any and all inventions, devices, processes and any improvements and modifications thereof; and all letters patent of the United States or of any other country, state, territory or locality, and all rights connected therewith or pertaining thereto; any and all copyrights granted by the United States or any other country, states, territory or locality; and any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

(h) To exhibit motion picture films.

(i) To carry on any other lawful business and to do anything and everything necessary, suitable, convenient and proper for the acomplishment of any of the purposes or

B0999—0892

the attainment of any one or all of the objects herein enumerated or incident to the powers herein named and to have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Ohio upon private corporations organized under the General Corporation Code.

The corporation shall have full power to do any and all things related or unrelated to the purposes hereinabove set forth.

Each purpose specified in any clause or paragraph contained in this Article II shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

ARTICLE III: The duration of the corporation shall be perpetual.

ARTICLE IV: Address of corporation’s registered office in Ohio shall be 602 Walnut Street, Cincinnati, Ohio 45202.

ARTICLE V: The maximum number of shares the corporation shall be authorized to issue is Five Hundred Thousand (500,000) Shares of common stock without par value, all of which shall have voting power. No holder of shares of the corporation shall have any pre-emptive right to subscribe for or to purchase any shares of the corporation of any class whether such shares of such class be now or hereafter authorized. Further, shareholders shall have no pre-emptive right to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

ARTICLE VI: The amount of capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

ARTICLE VII: The Board of Directors to be elected at the first meeting of the shareholders will be three (3).

ARTICLE VIII: The corporation may purchase shares issued by it to the extent of the surplus available for cash dividends when authorized by the Board of Directors, provided,

B0999—0893

however, that the corporation, shall not purchase its own shares when there is reasonable ground for believing that the corporation is unable, or by such purchase, may be rendered unable to satisfy its obligations and liabilities.

ARTICLE IX: Wherever permitted by the General Corporation Law of Ohio, any action taken at a meeting of the Corporation’s Shareholders and/or Board of Directors shall require only a simple majority vote.

IN TESTIMONY WHEREOF, the incorporator has hereunto set his hand this 26th day of August, 1974.

/s/ TERRENCE A. MIRE
Terrence A. Mire

STATE OF OHIO, COUNTY OF HAMILTON, SS:

Personally appeared before me, Terrence A. Mire, who executed, as incorporator, the foregoing Articles of Incorporation, who acknowledged that he did sign the foregoing Articles of Incorporation and that said instrument is his free act and deed.

WITNESS my hand and official seal on the day and year last aforesaid.

EDWARD A. HOGAN, Attorney at Law NOTARY PUBLIC STATE OF OHIO My Commission has no expiration date Section 147.08 R.C.	/s/ EDWARD A. HOGAN
Notary Public

Prepared by:

Terrence A. Mire

Cohen, Todd, Kite & Spiegel

301 Atlas Bank Building

Cincinnati, Ohio 45202

E0958—1514

APPROVED

By	/s/ SP

Date	9-16-81
Amount	35.00

CERTIFICATE OF AMENDMENT

ARTICLES OF INCORPORATION

MID-STATES THEATRES, INC.

Roy B. White, President, and Maurice O. White, Assistant Secretary, of Mid-States Theatres, Inc., an Ohio Corporation, with its principal office located at Cincinnati, Hamilton County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation, entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 2nd day of June, 1981, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of the shares entitling them to exercise a majority of a voting power of the corporation of such proposal, the following resolution was amended to the Articles:

“RESOLVED: That the Articles of Incorporation of Mid-States Theatres, Inc., be amended to add a new Article X to read as follows: “Article X. Percentage of shares of Mid-States Theatres, Inc., required to call a meeting of the shareholders shall be fifty (50%) percent of all shares outstanding and entitled to vote at such meeting.”

In witness whereof, said Roy B. White, President, and Maurice O. White, Assistant Secretary of Mid-States Theatres, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 2nd, day of June, 1981

SEAL:	By	/s/ ROY B. WHITE
Roy B. White
President

	By	/s/ MAURICE O. WHITE
Maurice O. White
Assistant Secretary

F0290—0181

APPROVED

By	/s/ LD

Date	7-14-83
Amount	$35.00

KE-4 JUL 25

KV-1 JUL 25

CERTIFICATE OF AMENDMENT

ARTICLES OF INCORPORATION

MID-STATES THEATRES, INC.

Roy B. White, President, and Maurice O. White, Assistant Secretary, of Mid-States Theatres, Inc., an Ohio corporation, with its principal office located at Cincinnati, Hamilton County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation, entitling them to vote on a proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 7th day of June, 1983, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of the shares entitling them to exercise the majority of the voting power of, the Corporation of such proposal, the following resolution was amended to the Articles:

RESOLVED that Article II, subparagraph (f) of the Articles of Incorporation of Mid-States Theatres, Inc. be amended to read as follows:

“(f) To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money, loan money upon, exchange, sell and otherwise deal in personal property, tangible and intangible, and real property of every kind, character and description, whatsoever and wheresovever situated, and any interest therein.”

IN WITNESS WHEREOF, said Roy B. White, President, and Maurice O. White, Assistant Secretary of Mid-States Theatres, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 28 day of June, 1983.

/s/ ROY B. WHITE
Roy B. White, President

/s/ MAURICE O. WHITE
Maurice O. White, Assistant Secretary

Prescribed by J. Kenneth Blackwell

Please obtain fee amount and mailing instructions from the Filing Reference Guide (using the 3 digit form # located at the bottom of this form). To obtain the Filing Reference Guide or for assistance, please call Customer Service:

Expedite is an additional fee of $ 100.00 ☒ Expedite
Central Ohio: (614)-466-3910 Toll Free:. 1-877-SOS-FILE (1-877-767-3453)

CERTIFICATE OF AMENDMENT

BY DIRECTORS OF

Mid-States Theatres, Inc.

(Name of Corporation)

4573104

(charter number)

Bryan Berndt, who is the Vice-President
(name)	(title)

of the above named Ohio corporation for profit, does hereby certify that:

☒	a meeting of the shareholders was duly called and held on 3-21-02
(date)

☐

in a writing signed by all the Directors pursuant to Section 1701.54 of the Ohio Revised Code, the following resolution was adopted pursuant to Section 1701.70(B) (                              ) (insert proper paragraph number). of the Ohio Revised Code:

☒	Please check box if additional provisions are attached.

In accordance with Section 1701.75 of the Ohio Revised Code, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of the Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40468, confirmed and approved on March 1, 2002.

Article.5 of the Certificate of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21st, 2003.”

Provisions attached hereto are incorporated herein and made a part of these article of incorporation.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed
his	name on 3-21-02
(his/her)	(date)

Signature:	/s/ BRYAN BERNDT
Title:	Bryan Berndt, Vice-President